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   As filed with the Securities and Exchange Commission on November 13, 2002
                          Registration No. 000-30829

    ------------------------------------------------------------------------

                     U.S. Securities and Exchange Commission
                             Washington, D.C. 20549
                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933


                               MULLER MEDIA, INC.
                     ----------------------------------------
               (Exact Name of Registrant as specified in charter)


         Nevada                      0-30829             88-0430189
------------------------       -----------------   -----------------------
(State of Incorporation)       (SEC File Number)   (IRS Employer I.D. No.)


           11 East 47th Street, Third Floor, New York, New York 10017
           ----------------------------------------------------------
                    (Address of principal executive offices)


                   CONSULTING SERVICE AGREEMENT WITH DAN RUBIN
                   -------------------------------------------
                            (Full Title of the Plan)

                               John J. Adams, CEO
           11 East 47th Street, Third Floor, New York, New York 10017
           ----------------------------------------------------------
                     (Name and Address of agent for Service

               Telephone: (212) 317-0175 Facsimile: (212) 317-0102
               ---------------------------------------------------
          (Telephone number, including area code for agent for service)


                                   Copies to:
                                   Gary Henrie
                             Cane, O'Neill & Taylor
                             2300 West Sahara Avenue
                                    Suite 500
                             Las Vegas, Nevada 89102
                              Phone: (702) 312-6255
                            Facsimile (702) 944-7100


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                         CALCULATION OF REGISTRATION FEE
================================================================================
                                  Proposed        Proposed
Title  of                         maximum         maximum
securities       Securities       offering        aggregate     Amount of
to  be            to  be          price per       offering      Registration
registered       registered (1)   share (2)       price (2)     Fee (3)
----------       --------------   ---------       ---------     -------------

Common           500,000*          $.05           $25,000      $100.00
$0.001 par
value shares
*Exchange  for  Certificate  #  275
================================================================================

(1) Includes an indeterminate number of additional shares which may be issued pursuant to the above plan as a result of any future stock split, stock dividend or similar adjustment.

(2) Estimated pursuant to Rule 457(c) solely for purposes of calculating the amount of the registration fee, based upon the average of the bid and asked prices reported on September 16, 2002 by the NASD OTC Bulletin Board.

                                EXPLANATORY NOTE
                                ----------------

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified in Part I of Form S-8 have been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.

                                     PART II
                                     -------

Item  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE

The following documents, which are on file with the Securities and Exchange Commission (the "Commission"), are incorporated in this registration statement by reference:

(a) All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, including but not limited to the Company's Annual Report on Form 10-KSB for the year ending December 31, 2001 and Quarterly Report on Forms 10-QSB for the quarters ending March 31, 2002 and June 30, 2002, Current reports of Form 8K filed on November 16, 2001, November 21, 2001 and March 18, 2002


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In  addition,  all  documents  subsequently  filed  pursuant  to  Sections
13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of the shares then remaining unsold, will be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of the documents. Any statement contained in a document incorporated or superceded for purposes of this registration statement, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded will not be deemed, except as so modified or superceded, to constitute a part of this registration statement.

Item  4.  DESCRIPTION  OF  SECURITIES

Not  applicable,  the  class  of  securities  to  be offered is registered under
Section  12  of  the  Securities  Exchange  Act  of  1934.

Item  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

Not  applicable.

Item  6.  INDEMNIFICATION  OF  OFFICERS  AND  DIRECTORS.

Article Seven of the Company's Articles of Incorporation provides that the Company's directors and officers will not have any personal liability to the Company or its stockholders for damages for obligations, suits of any kind including, but not limited to, malpractice, class actions, discrimination, personal injury, anti-trust, liens, acts or judgments of the corporation, or any other liability which may be construed to be contained within the scope of the laws and statutes of the State of Nevada which pertain to director liability.
This article does not provide for the Company to indemnify the officers or directors, however, such indemnification may be implied. Sections 78.751 and
78.752 of the Nevada General Corporation Law authorize a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for expenses incurred) arising under the 1933 Act. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company believes that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


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Item  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED.

Not  Applicable.

Item  8.  EXHIBITS.

The following documents are incorporated by reference from the Company's Periodic Report filings, SEC File # 0-30829, as filed with the Securities & Exchange Commission.

  Exhibit  Number       Description

      (3.1)* Articles of Incorporation of Puppettown, Inc, subsequently known as Business Translation Services, Inc., now known as Muller Media, Inc.

      (3.2)* Certificate of Amendment of Articles of Incorporation of Puppettown, Inc.

      (3.3)*           By-Laws

      (4.1)            Board  Resolution  for  Dan  Rubin


      (4.2)            Consulting  agreement  with  Dan  Rubin

      (4.3)            Board  resolution  Cert  #  275  cancellation

      (5.0) Opinion of Counsel and consent regarding the legality of the securities registered under this Registration Statement

     (23.0)            Consent  of  Independent  Certifying  Public  Accountant

-------------------

* Previously filed on Form 10SB12G on June 19, 2000 and amended on October 29, 2001.

Item  9.  UNDERTAKINGS.

                  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


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(4)  That, for purposes of determining any liability under the Securities Act of
1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York.

Dated:  November 6, 2002

                               MULLER MEDIA, INC.
                               a Nevada corporation

                               /s/ John J. Adams
                               -----------------------
                               John J. Adams
                               Chairman and CEO


Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.

Date:  November 6, 2002               /s/ John J. Adams
                                      -----------------------
                                      John J. Adams
                                      Chairman and CEO


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                                INDEX TO EXHIBITS

    Exhibit  No.               Description  of  Exhibits
    ----------

      (3.1)*           Articles  of  Incorporation  of  Puppettown,  Inc.
                       subsequently known as Business Translation Services, Inc., now known as Muller Media, Inc.

      (3.2)* Certificate of Amendment of Articles of Incorporation of Puppettown, Inc.

      (3.3)*           By-Laws

      (4.1)            Board  Resolution  for  Dan  Rubin

      (4.2)            Consulting  agreement  with  Dan  Rubin

      (4.3)            Board  Resolution  Cert  #  275  cancellation

      (5.0) Opinion of Counsel and consent regarding the legality of the securities registered under this Registration Statement

     (23.0)            Consent  of  Independent  Certifying  Public  Accountant

-------------------


* Previously filed on Form 10SB12G on June 19, 2000 and amended on October 29, 2001.


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